                                                                   Exhibit 10.29

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of the 31st day of December, 1999 by and between Cheniere Energy, Inc. ("Borrower") and EnCap Energy Capital Fund III, L.P. ("Lender").


                                 W I T N E S S E T H:

     WHEREAS, Borrower and Lender have entered into that certain Credit Agreement dated as of September 1, 1999 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Lender made a loan to Borrower as therein provided; and

     WHEREAS, Borrower and Lender desire to amend the Original Agreement for the purposes described herein; and

     WHEREAS, Borrower and Lender hope to enter into a Three Party Agreement with Schlumberger Technology Corporation;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                  ARTICLE I.

                          Definitions and References

     (S) 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     (S) 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this (S) 1.2.

          "Amendment" means this First Amendment to Credit Agreement.

          "Amendment Documents" means this Amendment and, if executed and delivered, the Three Party Agreement.

          "Credit Agreement" means the Original Agreement as amended hereby.

          "IP" means IP Petroleum Company, Inc.

          "Net Profits Interest" means the net profits overriding royalty interest, and all appurtenant rights, titles and interests, conveyed by Borrower to Lender under the Net Profits Interest Conveyance.

          "Net Profits Interest Conveyance" means that certain Conveyance of Net Profits Overriding Royalty Interest dated as of September 1, 1999, and recorded in Cameron Parish Louisiana on September 3, 1999 under Entry No. 261732 in Conveyance Book 900.

          "Schlumberger" means Schlumberger Technology Corporation, a Texas corporation.

          "Specified Payables" means the accounts payable owed by Borrower that are listed on Schedule 1 hereto, in the amounts listed on such Schedule.

          "Stingray Well" means the State Lease 16017 Well #1 located on the Stingray Prospect.

          "Three Party Agreement" means a Three Party Agreement to be entered into by and among Borrower, Lender, and Schlumberger in a form acceptable to Lender and Borrower.


                                  ARTICLE II.

        Amendments to Original Agreement; Waivers of Events of Default

     (S) 2.1.  Defined Terms.

          (a) Effective as of September 2, 1999, the definition of "Base Rate" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

              " "Base Rate" means the rate of ten percent (10.00%) per annum. The Base Rate shall in no event, however, exceed the Highest Lawful Rate."

          (b) The definition of "Maturity Date" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

               " "Maturity Date" means June 30, 2000, or, if earlier, the day on which the Note first becomes due and payable in full."

          (c) The following definitions are hereby added to Section 1.1 of the Original Agreement:

               "Schlumberger Note" means a promissory note in the principal amount of $1,118,424.00 to be made by Borrower to the order of Schlumberger Technology Corporation in a form acceptable to Lender and Borrower to evidence Liabilities incurred by Borrower in connection with the provision of materials and services by Schlumberger Technology Corporation.

               "Three Party Agreement" means a Three Party Agreement to be entered into by and among Borrower, Lender, and Schlumberger in a form acceptable to Lender and Borrower.

     (S) 2.2. Monthly Payments. Section 2.5 of the Original Agreement is hereby amended in its entirety to read as follows:

               "Section 2.5. Monthly Payments. Borrower will arrange for all payments of the proceeds of Collateral to be paid directly to Lender. Whenever Lender is obligated to forward a portion of such proceeds to Schlumberger Technology Corporation under Section 3 of the Three Party Agreement, Lender will apply all such proceeds as agreed to in Section 3 of the Three Party Agreement. Whenever such Section 3 ceases to be applicable, Lender will apply all such payments of Collateral proceeds that Lender receives (other than payments under the NPI Conveyance, which are Lender's own property) first to interest on the Note and other non-principal Obligations as determined by Lender and then to principal owing under the Note."

     (S) 2.3. Deletion of Section 2.6. Section 2.6 of the Original Agreement and hereby deleted in their entirety and Section 2.6 of the Original Agreement is hereby amended in its entirety to read as follows:

     "Section 2.6. - [Reserved]"

     (S) 2.4. Deletion of Article III. Sections 3.1, 3.2, 3.3, and 3.4 of the Original Agreement and hereby deleted in their entirety and Article III of the Original Agreement is hereby amended in its entirety to read as follows:

     "ARTICLE III - [Reserved]"

     (S) 2.5.  Indebtedness.  The following Subsection (h) is hereby added to
Section 7.1(h) of the Original Agreement:

               "(h) Liabilities arising under the Schlumberger Note and other items of Indebtedness (excluding Indebtedness for borrowed money) not exceeding $500,000 in aggregate principal amount at any time outstanding."

     (S) 2.6. Limitation on Liens. The following Subsection (d) is hereby added to Section 7.2 of the Original Agreement:

          "(d) Liens encumbering the Redfish Prospect and the Stingray Prospect securing the payment of Liabilities under the Schlumberger Note."

     (S) 2.7. Waivers of Events of Default. Borrower has failed to complete the September 1999 Issuance when required under the Original Agreement, and Borrower has failed to pay the

Subordinated Debt when required under the Original Agreement. Each of these failures constitutes an Event of Default under the Original Agreement. Certain Specified Payables have been outstanding for more than 90 days past the original invoice or billing date therefor, and Lender contends that Borrower failed to disclose to Lender the incurring of additional Indebtedness through the aging of accounts payable beyond ninety (90) days subsequent to the closing of the Original Agreement. Lender contends that each of these failures constitutes an Event of Default under the Original Agreement. Borrower anticipates that additional Specified Payables will hereafter remain outstanding for more than 90 days past the original invoice or billing date therefor, and Borrower's failure to pay the same may constitute additional Events of Default under the Credit Agreement. The foregoing Events of Default and alleged Events of Default are herein called the "Designated Defaults". Lender hereby waives, effective upon the effectiveness of this Amendment, the Designated Defaults and Lender's right to seek any remedy against Borrower on account of the Designated Defaults, including but not limited to, on account of Designated Defaults continuing after the date hereof.

     (S) 2.8. Bridge Note Defaults. Borrower has requested, but as of the date hereof not received, the consent of certain of its creditors with respect to the execution and delivery by Borrower of a mortgage in favor of Schlumberger. The failure by Borrower to obtain such consents from such creditors will result in Events of Default under Section 8.1(f) of the Original Agreement (such Events of
Default are herein referred to as the "Bridge Note Defaults").   Lender agrees
not to seek any remedy against Borrower on account of the Bridge Note Defaults so long as no such creditor of Borrower seeks any remedy against Borrower on account of the Bridge Note Defaults.

     (S) 2.9. Certificates and Opinion to be Delivered. Concurrently with the execution and delivery of the Three Party Agreement (or upon any earlier request by Lender), Borrower will deliver to Lender all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Lender, duly authorized, executed and delivered, and in form and substance satisfactory to Lender:

          (a) Opinion of Counsel for Borrower. A written opinion of Mayor, Day, Caldwell, and Keeton, L.L.P., addressed to Lender, to the effect that the Amendment Documents have been duly authorized, executed and delivered by Borrower and that each of the Credit Agreement and the Amendment Documents constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

          (b) Officer's Certificate. A certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in (S) 4.1 hereof are true and correct at and as of the time of such effectiveness.

          (c) Supporting Documents. (i) A certificate of the Secretary of Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Amendment Documents and (ii) such supporting documents as Lender may reasonably request.

          (d) Other Documents. Any instruments, agreements, documents, or writings of any kind and character requested by Lender under (S) 4.6 of this Amendment.

                                 ARTICLE III.

                          Conditions of Effectiveness

     (S) 3.1. Effective Date. This Amendment shall become effective as of the date first above written (except as provided in (S)2.1(a)) when and only when
(i) Lender shall have received, at Lender's office, a counterpart of this Amendment executed and delivered by Borrower, and (ii) Borrower shall have paid all interest on the Note due from September 2, 1999 through and including December 31, 1999, and (iii) Borrower shall have paid all amounts due and owing as of December 31, 1999 under the NPI Conveyance.

                                 ARTICLE IV.

         Representations and Warranties; Agreements; Waivers; Releases

     (S) 4.1. Representations and Warranties of Borrower. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:

          (a) Subject to the matters described in Schedule 4.1 attached hereto, the representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the time of the effectiveness
     hereof.   Borrower has paid all Specified Payables (other than the listed payables owing to Marine Drilling and Schlumberger Technology Corporation).

          (b) Borrower is duly authorized to execute and deliver the Amendment Documents and the other Loan Documents and is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of the Amendment Documents and the other Loan Documents and to authorize the performance of the obligations of Borrower thereunder.

          (c) The execution and delivery by Borrower of the Amendment Documents and the other Loan Documents, the performance by Borrower of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or (upon receipt of the consents contemplated in part
     (c) of Schedule 4.1 attached hereto) of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any Lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained or as set forth in part (c) of Schedule 4.1 attached hereto, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Amendment Documents or the other Loan Documents or to consummate the transactions contemplated thereby.

          (d) When duly executed and delivered, each Amendment Document will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms. Each other Loan Document is and shall continue to be the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

          (e) The unaudited quarterly Consolidated financial statements of Borrower dated as of September 30, 1999 fairly present the Consolidated financial position at such date and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such date for Borrower. Copies of such financial statements have heretofore been delivered to Lender. Since September 30, 1999, no Material Adverse Change has occurred in the Consolidated financial condition or businesses of Borrower.

          (f) No Default or Event of Default has occurred or is continuing (other than the Designated Defaults).

          (g) Borrower has no defense, counterclaim or setoff with respect to the Obligations or the Loan Documents (any such setoffs, defenses or counterclaims being hereby waived and released by Borrower).

     (S) 4.2. Waivers. Borrower hereby waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have to contest (a) the enforceability of any of the Obligations; (b) any provision of the Loan Documents; (c) any Lien or security interest of Lender in any Collateral or other property, whether movable or immovable, real or personal, or tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; (d) the actions and inactions of Lender prior to the date hereof in administering the Loan Documents, or any other matter prior to the date hereof relating to the financing arrangements between Borrower and Lender; or (e) the rights of Lender to the Net Profits Interest.

     (S) 4.3.   Mutual Release. Each of Borrower and Lender HEREBY RELEASES,
REMISES, ACQUITS AND FOREVER DISCHARGES the other and the other's partners, participants, predecessors, successors and assigns, subsidiary entities, parent entities, and other affiliates, as well as all employees, agents, representatives, consultants, attorneys, fiduciaries, partners, officers and directors of any of the foregoing (all of the foregoing beneficiaries of such release being hereinafter called the "Released Persons") from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, sounding in contract or in tort, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Persons prior to the date of execution hereof and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement or any attempt by Borrower to raise funds through the sale of equity or debt securities, INCLUDING WITHOUT LIMITATION ANY CLAIM OR LIABILITY RELATED TO FRAUD, INADEQUATE DISCLOSURE, NEGLIGENCE, USURY (INCLUDING WITHOUT LIMITATION ANY DEFENSE BASED ON USURY), OR WRONGFUL INTERFERENCE WITH CONTRACTS, BUSINESS OPPORTUNITIES OR RELATIONSHIPS (all of the foregoing hereinafter called the "Released Matters"); PROVIDED THAT THE RELEASED MATTERS DO NOT INCLUDE OR APPLY TO, AND THAT NO RELEASE IS GIVEN

HEREBY WITH RESPECT TO, ANY PRINCIPAL, INTEREST, OTHER INDEBTEDNESS, INDEMNITY, COVENANT, OR OTHER RIGHTS, OBLIGATIONS OR DUTIES OF BORROWER OR LENDER UNDER THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT. Each of Borrower and Lender acknowledges and agrees that the provisions of this Amendment constitute full and adequate consideration for the foregoing releases. For the purposes of the foregoing release by Borrower, the affiliates of Borrower shall be deemed to include, without limitation, EnCap Energy Advisors, Inc., RP&C International, Inc., and EnCap Investments L.C.

     (S) 4.4. Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (a) it has made an independent decision to enter into the Amendment Documents and the other Loan Documents without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in the Amendment Documents or in the other Loan Documents, (b) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in the Amendment Documents or in another Loan Document, (c) Lender has no fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (d) the relationship pursuant to the Loan Documents between the Restricted Persons, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (e) no partnership or joint venture exists with respect to the Amendment Documents, the Loan Documents, or the Collateral between Borrower and Lender, (f) should a breach or other default occur or exist under the Amendment Documents, any Loan Document, or any document or instrument at any time delivered in connection therewith, Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (g) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative of Lender, and no such representation or covenant has been made, that Lender will, at the time of any such breach or default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect thereto, and (h) Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver the Amendment Documents.

     (S) 4.5. Recompletion of Stingray Well. Borrower anticipates that IP shall propose the recompletion of the Stingray Well (such proposal is herein called the "Recompletion Proposal") in the near future. Each of Borrower and Lender hereby agrees that it will consider whether the Recompletion Proposal is a prudent economic decision based solely upon the risks and rewards of the Recompletion Proposal and not upon other factors. If the Three Party Agreement has been entered into by all parties thereto, and if each of Borrower and Lender determines that the Recompletion Proposal is a prudent economic decision, Lender agrees to loan to Borrower an amount not to exceed $650,000 for the express purpose of the payment by Borrower of Borrower's share of the costs of the Recompletion Proposal and for no other purpose, such loan to be made pursuant to an amendment to the Credit Agreement which shall be acceptable to Lender in Lender's sole and absolute discretion.

     (S) 4.6. Letter in Lieu. Borrower has previously executed and delivered to Lender a letter in lieu of transfer order in the form attached hereto as Exhibit A (the "Letter in Lieu"). Such Letter in Lieu has been delivered to IP and IP has informed Borrower and Lender that IP shall begin making payments to Lender as directed in such Letter in Lieu. Borrower hereby agrees to execute and deliver to IP or Lender such instruments, agreements, documents, and writings of any kind and character as may be from time to time requested by IP or Lender (including without limitation duplicate originals of the Letter in Lieu) in order to assist Lender in obtaining direct payment of any proceeds from the sale of Collateral. Lender agrees to authorize IP to withhold from the proceeds from the sale of production Borrower's share of lease operating expenses owed to IP, as operator of the Stingray Prospect and the Redfish Prospect.

                                 ARTICLE V.

                                 Miscellaneous

     (S) 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of the Amendment Documents shall not, except as expressly provided therein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     (S) 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

     (S) 5.3. Loan Documents. Each Amendment Document is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply thereto.

     (S) 5.4.   Governing Law.  This Amendment shall be governed by and
construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     (S) 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                    ENCAP ENERGY CAPITAL FUND III, L.P.

                    By:  ENCAP INVESTMENTS, L.C., general partner


                        By:
                           ---------------------------------
                           D. Martin Phillips
                           Managing Director



                    CHENIERE ENERGY, INC.


                    By:
                       -----------------------------------------
                       Walter L. Williams
                       Vice Chairman of the Board of Directors



                             CONSENT AND AGREEMENT

     The undersigned hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty dated as of September 1, 1999 made by it for the benefit of Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                              CHENIERE ENERGY OPERATING CO., INC.



                              By:
                                  Walter L. Williams
                                  President
Exhibit A -- Letter in Lieu

Schedule 1 -- Specified Payables